As filed with the Securities and Exchange Commission on April 5, 2006

Registration No. 333-131937

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WINTEGRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	74-2943320
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6850 Austin Center Blvd.
Suite 215
Austin, TX 78731
(512) 345-3808

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jacob (Kobi) Ben-Zvi
President and Chief Executive Officer
6850 Austin Center Blvd.
Suite 215
Austin, TX 78731
(512) 345-3808

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper, Esq.	Ayal Shenhav, Adv.	Bruce A. Mann, Esq.	Dan Shamgar, Adv.
Allison B. Spinner, Esq.	Noma Floom, Adv.	Craig S. Mordock, Esq.	Michael J. Rimon, Adv.
Wilson Sonsini Goodrich &	Danziger, Klagsbald & Co.	Morrison & Foerster LLP	Meitar Liquornik Geva &
Rosati, P.C.	7 Menahem Begin Street	425 Market Street	Leshem Brandwein
650 Page Mill Road	Ramat Gan, Israel 52521	San Francisco, CA 94105	16 Abba Hillel Rd.
Palo Alto, CA 94304	(972-3) 611-0700	(415) 268-7000	Ramat Gan, Israel 52506
(650) 493-9300			(972-3) 610-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to Registration Statement on Form S-1 (No. 333-131937) is to amend and restate Part II, Item 16, Exhibits, and to file Exhibit 10.10. No other changes have been made to the Registration Statement on Form S-1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)

Exhibits

Exhibit Number	Description
*1.1	Form of Underwriting Agreement.
**3.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.
*3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon completion of the offering.
**3.3	Bylaws of the Registrant, as currently in effect.
*3.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon completion of the offering.
*4.1	Form of the Registrant’s Common Stock Certificate.
** 4.2	Amended and Restated Investors’ Rights Agreement dated February 9, 2006.
*5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
*10.1	Form of Director and Executive Officer Indemnification Agreement.
**10.2	2000 Share Option Plan and forms of agreement thereunder.
**10.3	2003 Share Option Plan and forms of agreement thereunder.
*10.4	2006 Equity Incentive Plan and forms of agreement thereunder.
*10.5	Employment Agreement with Jacob (Kobi) Ben Zvi.
*10.6	Amended Lease Agreement for Facilities in Ra’anana, Israel (translation from Hebrew)
**10.7	U.S. Lease Agreement, between Connecticut General Life Insurance Company and Wintegra, Inc., dated as of January 19, 2004.
*10.8	Founder Stock Purchase Agreement for Jacob (Kobi) Ben-Zvi, dated January 26, 2000.
*10.9	Founder Stock Purchase Agreement for Robert O’Dell dated January 26, 2000.
† 10.10	Master Technology License for MIPS Cores, between MIPs Technologies International AG and Wintegra Ltd., dated as of January 9, 2001.
*10.11	Employment Agreement with Robert O’Dell.
*10.12	Employment Agreement with Ricardo Berger.
*10.13	Employment Agreement with Michael Phillip.
*10.14	Employment Agreement with Yoram Yeivin.
** 10.15	Service Contract between Shardan B. Management Services Ltd. and Wintegra Ltd. dated February 1, 2002.
**21.1	Subsidiaries of the Registrant.
** 23.1	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global Independent Registered Public Accounting Firm.
*23.2	Consent of Counsel (included in exhibit 5.1).
** 24.1	Power of Attorney (See page II-5).

——————

*

To be filed by amendment.

**

Previously filed.

†

The Registrant is applying for confidential treatment with respect to portions of this exhibit.

(b)

Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Wintegra, Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on the 5th day of April 2006.

WINTEGRA, INC.

By:	/s/ Jacob (Kobi) Ben-Zvi
Jacob (Kobi) Ben-Zvi President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jacob (Kobi) Ben-Zvi	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 5, 2006
Jacob (Kobi) Ben-Zvi

/s/ Alon Rozner	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 5, 2006
Alon Rozner

*	Executive Vice-President of Marketing and Business Development and Director	April 5, 2006
Robert O’Dell

*	Director	April 5, 2006
Eli Akavia

Director
Eliyahu Ayalon

*	Director	April 5, 2006
Yair Seroussi

*	Director	April 5, 2006
Avigdor Willenz

*By:	/s/ Jacob (Kobi) Ben-Zvi
Jacob (Kobi) Ben-Zvi, Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
*1.1	Form of Underwriting Agreement.
**3.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.
*3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon completion of the offering.
**3.3	Bylaws of the Registrant, as currently in effect.
*3.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon completion of the offering.
*4.1	Form of the Registrant’s Common Stock Certificate.
** 4.2	Amended and Restated Investors’ Rights Agreement dated February 9, 2006.
*5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
*10.1	Form of Director and Executive Officer Indemnification Agreement.
**10.2	2000 Share Option Plan and forms of agreement thereunder.
**10.3	2003 Share Option Plan and forms of agreement thereunder.
*10.4	2006 Equity Incentive Plan and forms of agreement thereunder.
*10.5	Employment Agreement with Jacob (Kobi) Ben Zvi.
*10.6	Amended Lease Agreement for Facilities in Ra’anana, Israel (translation from Hebrew)
**10.7	U.S. Lease Agreement, between Connecticut General Life Insurance Company and Wintegra, Inc., dated as of January 19, 2004.
*10.8	Founder Stock Purchase Agreement for Jacob (Kobi) Ben-Zvi, dated January 26, 2000.
*10.9	Founder Stock Purchase Agreement for Robert O’Dell dated January 26, 2000.
† 10.10	Master Technology License for MIPS Cores, between MIPs Technologies International AG and Wintegra Ltd., dated as of January 9, 2001.
*10.11	Employment Agreement with Robert O’Dell.
*10.12	Employment Agreement with Ricardo Berger.
*10.13	Employment Agreement with Michael Phillip.
*10.14	Employment Agreement with Yoram Yeivin.
** 10.15	Service Contract between Shardan B. Management Services Ltd. and Wintegra Ltd. dated February 1, 2002.
**21.1	Subsidiaries of the Registrant.
** 23.1	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global Independent Registered Public Accounting Firm.
*23.2	Consent of Counsel (included in exhibit 5.1).
** 24.1	Power of Attorney (See page II-5).

——————

*

To be filed by amendment.

**

Previously filed.

†

The Registrant is applying for confidential treatment with respect to portions of this exhibit.

II-3